Exhibit 99.3

CIT RECEIVES PRELIMINARY APPROVAL FOR $2.33 BILLION INVESTMENT BY
THE U.S. TREASURY PURSUANT TO THE CAPITAL PURCHASE PROGRAM;
EXTENDS EXPIRATION DATE OF NOTES EXCHANGE OFFER

             NEW YORK – December 23, 2008 – CIT Group Inc. (NYSE: CIT), a leading commercial finance company, today announced that it has received preliminary approval from the U.S. Department of the Treasury (the “Treasury”) to participate in its Capital Purchase Program, part of the Troubled Assets Relief Program established under the Emergency Economic Stabilization Act of 2008. The Treasury has preliminarily approved an investment of approximately $2.33 billion in CIT’s perpetual preferred stock and related warrants under the terms of the program.

             The Commissioner of the Utah Department of Financial Institutions also approved the application of CIT Bank to convert from a Utah-chartered industrial bank to a Utah-chartered bank.

             In addition, CIT today announced that it is extending the expiration date of its offer to exchange certain of its outstanding notes (the “Notes Exchange”) until 5:00 PM EST on Tuesday, December 23, 2008. The withdrawal deadline with respect to the Notes Exchange has not been extended. CIT expects that it will enter into a letter agreement with the Treasury in connection with the investment prior to the expiration of the Notes Exchange.

             Except as otherwise described above, the terms and conditions of the Notes Exchange are described in the Confidential Offering Memorandum, dated as of

November 17, 2008, as amended and supplemented, and the related letter of transmittal. Holders eligible to participate in the Notes Exchange are encouraged to read such documents carefully prior to making a decision with respect to the Notes Exchange. The securities offered in the Notes Exchange have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

             CIT expects that its previously priced offering of $300 million of common stock will settle on December 23, 2008.

             This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include the success, or lack thereof, of the transactions and other initiatives we are pursuing, including our entry into an agreement with the U.S. Treasury to participate in the Capital Purchase Program established under the Economic Emergency Stabilization Act of 2008, the consummation of the Notes Exchange and our application to the Federal Deposit Insurance Corporation to participate in the Temporary Liquidity Guarantee Program. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:
C. Curtis Ritter, 212-461-7711
Vice President
Director of External Communications & Media Relations
Curt.Ritter@cit.com